Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Archer Aviation Inc. of our report dated March 8, 2021 relating to the financial statements of Archer Aviation Inc. which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-260121) of Archer Aviation Inc.

/s/ PricewaterhouseCoopers LLP

Irvine, California

December 8, 2021